UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 24, 2006

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19 West 44th Street, Suite 507, New York, New York 10036

(Address of principal executive offices, including zip code)

(212) 730-7540

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events

Through MSV Investors, LLC (“MSV Investors”), an 80% owned subsidiary of SkyTerra Communications, Inc. (“SkyTerra”), SkyTerra is an active participant in Mobile Satellite Ventures LP (the “MSV Joint Venture”), a joint venture that also includes TMI Communications, Inc., Motient Corporation and certain other investors.

On March 30, 2006, the MSV Joint Venture and its wholly-owned subsidiary, MSV Finance Co., issued $750 million aggregate principal amount at maturity of 14% senior secured discount notes due 2013 (the “Notes”). Pursuant to the terms of the indenture governing the Notes, the MSV Joint Venture is required to provide holders of its Notes with financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations substantially equivalent to that which would be required to be included in an Annual Report on Form 10-K or in a Quarterly Report on Form 10-Q were the MSV Joint Venture subject to an obligation to file such reports under the Securities Exchange Act of 1934. Set forth on Exhibit 99.1 hereto is the Report to Noteholders and Indenture Trustee by the MSV Joint Venture, dated May 24, 2006, in the form being provided to the holders of the Notes. Exhibit 99.1 is incorporated by reference herein.

On May 19, 2006, the MSV Joint Venture entered into a letter agreement outlining the terms of an amendment (the “Amendment”) to its satellite construction contract with Boeing Satellite Systems, Inc. On May 24, 2006, the MSV Joint Venture issued a report to the holders of its Notes discussing the Amendment and related matters. Set forth on Exhibit 99.2 hereto is the Report to Noteholders by the MSV Joint Venture, dated May 24, 2006, in the form being provided to the holders of the Notes. Exhibit 99.2 is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits.

Number		Description

99.1	—	Report to Noteholders and Indenture Trustee, dated May 24, 2006
99.2	—	Report to Noteholders, dated May 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 24, 2006	By:	/s/ CRAIG J. KAUFMANN
Name: Craig J. Kaufmann Title: Controller and Treasurer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Report to Noteholders and Indenture Trustee, dated May 24, 2006
99.2	Report to Noteholders, dated May 24, 2006